STEWARD FUNDS, INC.

ARTICLES SUPPLEMENTARY

Steward Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a)    increased the aggregate number of shares of authorized capital stock of the Corporation by 67,000,000 shares, from 400,000,000 shares to 467,000,000 shares; and

(b)    designated and classified 67,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as a new series of shares of capital stock, such series being designated as the “Steward Values-Focused Enhanced Index Fund” series; and

(c)    further designated and classified the 67,000,000 shares of the Steward Values-Focused Enhanced Index Fund series designated and classified pursuant to Article First (b) above into four classes of shares, with (i) 16,000,000 of such shares being designated as “Class A” shares of the Steward Values-Focused Enhanced Index Fund; (ii) 15,000,000 of such shares being designated as “Class C” shares of the Steward Values-Focused Enhanced Index Fund; (iii) 16,000,000 of such shares being designated as “Class R6” shares of the Steward Values-Focused Enhanced Index Fund; and (iv) 20,000,000 of such shares being designated as “Institutional Class” shares of the Steward Values-Focused Enhanced Index Fund.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 400,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $400,000, which shares were designated and classified into the following series, which series were subdivided into the following classes:

Series	Classes	Number of Shares

Steward Covered Call Income Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Global Equity Income Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward International Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Large Cap Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Select Bond Fund		65,000,000

	Class A	16,000,000
	Class C	13,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Small-Mid Cap Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

(b) Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 467,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $467,000, which shares will be designated and classified into the following series, which series will be subdivided into the following classes:

Series	Classes	Number of Shares

Steward Covered Call Income Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Global Equity Income Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward International Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Large Cap Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Select Bond Fund		65,000,000

	Class A	16,000,000
	Class C	13,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Small-Mid Cap Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

Steward Values-Focused Enhanced Index Fund		67,000,000

	Class A	16,000,000
	Class C	15,000,000
	Class R6	16,000,000
	Institutional Class	20,000,000

THIRD: A description of the Steward Values-Focused Enhanced Index Fund, and of each class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

(a)    Except as provided in the charter of the Corporation and except for the differences, as described below, associated with each of the classes of the Steward Values-Focused Enhanced Index Fund, the shares of the Steward Values-Focused Enhanced Index Fund shall be identical in all respects with the shares of the Corporation’s other series, except that seven (7) series of shares, as opposed to six (6), now exist.

(b)    Except as provided in the charter of the Corporation, the Class A, Class C, Class R6 and Institutional Class share classes of the Steward Values-Focused Enhanced Index Fund each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the classes of the Corporation’s other series.

FOURTH: Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on June 10, 2021, duly authorized and adopted resolutions increasing the authorized capital stock of the Corporation and designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Steward Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 10th day of June, 2021, and its President acknowledges that these Articles Supplementary are the act of Steward Funds, Inc. and he/she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his/her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	STEWARD FUNDS, INC.

/s/ Jim Coppedge	/s/ Michael L. Kern, III, CFA
Jim Coppedge	Michael L. Kern, III, CFA
Secretary	President

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